Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports 2026 Second Quarter Results

Reaffirms 2026 Outlook

HOUSTON — August 6, 2026 — Drilling Tools International Corp. (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the three months ended June 30, 2026.

For the second quarter of 2026, DTI generated total consolidated revenue of $38.1 million. Second quarter Tool Rental revenue was $29.6 million, and Product Sales revenue totaled approximately $8.5 million. Net Loss attributable to common stockholders for the second quarter was approximately $1.8 million, or a loss of $0.05 per share. Adjusted Net Loss(1) was $575,000 and Adjusted EPS(1) for the second quarter was a loss of $0.02 per share. Second quarter Adjusted EBITDA(1) was $8.4 million and Adjusted Free Cash Flow(1)(2) was $4.1 million. As of June 30, 2026, DTI had $2.5 million of cash and cash equivalents, and Net Debt(1) of $51.7 million.

Wayne Prejean, Chairman of the Board and Chief Executive Officer, stated, “I’m pleased with our performance in the second quarter, which reflects the resilience of our operations, the benefits of our geographic diversification and the durability of our unique platform. Despite softer North American land activity and disruption in the Middle East, we delivered strong results, most notably our Adjusted Free Cash Flow, which improved considerably on both a sequential and year-over-year basis. We are building solid momentum, and it’s evident that the strength of our differentiated business model and disciplined execution is creating earnings power that will only grow as activity improves.

“As we look forward, we are encouraged by early signs of recovery in several of the key regions in which we operate. The U.S. land rig count built steadily through the second quarter, adding more than 20 rigs in June alone to finish above the prior-year June level, and added nearly 19 more in July, with additions of bottom-hole assembly rigs, the largest part of our business, outpacing that broader market growth. In Canada, the softness that weighed on activity early in the quarter has abated, with the rig count building through June to finish the quarter above prior-year levels and pointing to a firming market as the year progresses. In Europe and the Gulf of America, our ClearPath stabilizer technology is gaining real traction in offshore markets, where the highest-spec operators are placing a premium on its performance. New awards related to this cutting-edge technology are expected to drive a material step-up in our European contribution in the second half of the year, and we expect these awards to represent the first of many wins to come. In the Middle East, our targeted footprint and specialized product lines have kept demand for our tools steady through a disruptive period, leaving substantial opportunities still ahead of us. Given our confidence in a strong second half to 2026, we are reaffirming our full-year guidance ranges, which represent growth at the midpoint compared to our 2025 results.

"We are excited about the future and believe we are well positioned to benefit from recent activity trends. We have built a solid foundation, further strengthened by our recent acquisitions, as we continue to penetrate new markets and grow throughout the Eastern Hemisphere. Our differentiated technology portfolio is enabling us to win new business on improving commercial terms, and price-focused customers are returning to DTI as they come to appreciate the value we deliver in the field. As we have done successfully in the past, we will continue to strategically evaluate growth opportunities, including accretive acquisitions that meet our stringent return profile, but always with a disciplined focus on profitable growth and lasting value creation for our shareholders,” concluded Prejean.

2026 Full Year Outlook

Revenue	$155 million	–	$170 million
Adjusted EBITDA(1)	$35 million	–	$45 million
Adjusted EBITDA Margin(1)	23%	–	26%
Adjusted Free Cash Flow(1)(2)	$17 million	–	$22 million

(1)
Adjusted Net Income (Loss), Adjusted Basic EPS, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow is defined as Adjusted EBITDA less Gross Capital Expenditures.

2026 Second Quarter Conference Call Information

DTI's 2026 second quarter conference call can be accessed live via dial-in or webcast on Friday, August 7, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through August 14, 2026 by dialing 201-612-7415 and using passcode 13761577#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Natalie Hairston

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties described from time to time in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 6, 2026 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended June 30,
	2026	2025
Revenue, net:
Tool rental	$29,572	$32,756
Product sale	8,500	6,665
Total revenue, net	38,072	39,421
Costs and other deductions:
Cost of tool rental revenue	7,655	7,402
Cost of product sale revenue	3,258	2,494
Selling, general, and administrative expense	19,896	21,023
Depreciation and amortization expense	6,916	6,830
Interest expense, net	1,111	1,336
Loss (gain) on asset disposal	(2)	85
Goodwill impairment	—	—
Other operating and non-operating expense, net	1,106	1,912
Total costs and other deductions	39,940	41,082
Income (loss) before income tax expense	(1,868)	(1,661)
Income tax benefit (expense)	76	(746)
Net income (loss)	$(1,792)	$(2,407)
Less: Net income (loss) attributable to non-controlling interest	(4)	—
Net income (loss) attributable to Drilling Tools International shareholders	$(1,788)	$(2,407)
Basic earnings (loss) per share	$(0.05)	$(0.07)
Diluted earnings (loss) per share	$(0.05)	$(0.07)
Basic weighted-average common shares outstanding	35,276,155	35,573,749
Diluted weighted-average common shares outstanding	35,276,155	35,573,749
Comprehensive income (loss):
Net income (loss)	$(1,792)	$(2,407)
Foreign currency translation adjustment, net of tax	131	2,199
Comprehensive income (loss):	(1,661)	(208)
Less: comprehensive income (loss) attributable to non-controlling interest	(4)	—
Comprehensive income (loss) attributable to Drilling Tools International shareholders	$(1,657)	$(208)

Drilling Tools International Corp.
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Six months ended June 30,
	2026	2025
Revenue, net:
Tool rental	$58,482	$67,289
Product sale	17,549	15,012
Total revenue, net	76,031	82,301
Costs and other deductions:
Cost of tool rental revenue	15,405	15,090
Cost of product sale revenue	6,620	6,051
Selling, general, and administrative expense	40,122	42,633
Depreciation and amortization expense	13,843	13,552
Interest expense, net	2,124	2,645
Loss (gain) on asset disposal	(2)	72
Goodwill impairment	—	1,901
Other operating and non-operating expense, net	1,882	3,846
Total costs and other deductions	79,994	85,790
Income (loss) before income tax expense	(3,963)	(3,489)
Income tax benefit (expense)	633	(587)
Net income (loss)	$(3,330)	$(4,076)
Less: Net income (loss) attributable to non-controlling interest	(2)	—
Net income (loss) attributable to Drilling Tools International shareholders	$(3,328)	$(4,076)
Basic earnings (loss) per share	$(0.09)	$(0.11)
Diluted earnings (loss) per share	$(0.09)	$(0.11)
Basic weighted-average common shares outstanding	35,202,327	35,583,139
Diluted weighted-average common shares outstanding	35,202,327	35,583,139
Comprehensive income (loss):
Net income (loss)	$(3,330)	$(4,076)
Foreign currency translation adjustment, net of tax	(623)	3,141
Comprehensive income (loss):	(3,953)	(935)
Less: comprehensive income (loss) attributable to non-controlling interest	(2)	—

Drilling Tools International Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash	$2,520	$3,648
Accounts receivable, net	43,494	37,683
Related party note receivable, current	1,541	1,541
Inventories	20,160	18,149
Prepaid expenses and other current assets	6,073	3,866
Total current assets	73,788	64,887
Property, plant and equipment, net	71,815	72,602
Operating lease right-of-use asset	24,458	25,181
Intangible assets, net	38,143	39,674
Goodwill, net	14,543	14,616
Deferred financing costs, net	512	468
Related party note receivable, less current portion	4,019	3,836
Deposits and other long-term assets	1,313	917
Total assets	$228,591	$222,181
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,544	$9,785
Accrued expenses and other current liabilities	8,759	10,711
Current portion of operating lease liabilities	4,639	4,335
Current maturities of long-term debt	5,932	5,989
Total current liabilities	33,874	30,820
Operating lease liabilities, less current portion	20,552	21,494
Revolving line of credit	39,330	25,000
Long-term debt, less current portion	8,957	14,827
Deferred tax liabilities, net	6,157	7,167
Total liabilities	108,870	99,308
Commitments and contingencies
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 125,000,000; issued 36,057,592 and 35,661,297, respectively; outstanding 35,282,224 and 35,156,128, respectively	4	4
Less: Treasury stock at cost, 775,368 and 505,169 shares, respectively	(2,192)	(1,265)
Additional paid-in-capital	132,528	130,801
Accumulated deficit	(10,670)	(7,343)
Accumulated other comprehensive income (loss)	41	664
Total Drilling Tools International shareholder's equity	119,711	122,861
Non-controlling interest	10	12
Total Equity	119,721	122,873
Total liabilities and shareholders' equity	$228,591	$222,181

Drilling Tools International Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	For the six months ended June 30,
	2026	2025
Cash flows provided (used in) by operating activities:
Net income (loss)	$(3,330)	$(4,076)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	13,843	13,552
Amortization of deferred financing costs	85	174
Non-cash lease expense	2,611	2,466
Unrealized loss (gain) on currency translation	(389)	567
Write off of excess and obsolete inventory	11	510
Write off of excess and obsolete property and equipment	—	195
Provision (recovery) for credit losses	241	356
Deferred tax expense (benefit)	(1,195)	(1,766)
Loss (gain) on sale of property	(2)	72
Gain on sale of lost-in-hole equipment	(7,249)	(5,454)
Stock-based compensation expense	1,627	1,183
Interest income on related party note receivable	(184)	(182)
Goodwill impairment	—	1,901
Changes in operating assets and liabilities:
Accounts receivable, net	(6,159)	453
Prepaid expenses and other current assets	(3,128)	670
Inventories	(797)	1,291
Operating lease liabilities	(2,446)	(2,250)
Accounts payable	3,485	(3,963)
Accrued expenses and other current liabilities	(2,490)	(1,073)
Net cash flows provided by (used in) operating activities	(5,466)	4,626
Cash flows provided by (used in) investing activities:
Acquisition of a business, net of cash acquired	—	(5,622)
Purchase of intangible assets	(762)	(1,095)
Proceeds from sale of property, plant, and equipment	—	38
Purchase of property, plant, and equipment	(11,916)	(12,594)
Proceeds from sale of lost-in-hole equipment	8,992	7,132
Net cash flows provided by (used in) investing activities	(3,686)	(12,141)
Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options	101	—
Payment of deferred financing costs	(129)	—
Purchase of treasury stock	(706)	(608)
Repayment of term loan	(5,163)	(2,500)
Repayment of promissory note	(462)	(442)
Proceeds from revolving line of credit	35,789	33,789
Repayment on revolving line of credit	(21,459)	(27,791)
Net cash flows provided by financing activities	7,971	2,448
Effect of changes in foreign exchange rates	53	27
Net change in cash	(1,128)	(5,040)
Cash at beginning of period	3,648	6,185
Cash at end of period	$2,520	$1,145

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt, Adjusted Basic Earnings (Loss) Per Share, Adjusted Diluted Earnings (Loss) Per Share and Adjusted Net Income (Loss) measures. Each of these metrics is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt. As of June 30, 2026, Net Debt was $51.7 million, calculated as current maturities of long-term debt of $5.9 million, revolving line of credit of $39.3 million and long-term debt, less current portion of $9.0 million, less cash and cash equivalents of $2.5 million.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income tax expense (or loss) which is calculated by applying a 25% effective tax rate to adjusted pre-tax income (or loss), and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude certain items in evaluating our operating performance.

We define Adjusted Basic Earnings (Loss) and Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

This release also includes certain projections of non-GAAP financial measures. The reconciliations of estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow to estimated net income (loss) include estimates of interest expense, income tax expense, depreciation and amortization, management fees, other expense, stock option exercise, goodwill impairment, transaction expense, and capital expenditures, which are difficult to predict and estimate and are primarily dependent on future events.

The following tables and narrative reconciliations of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt, and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2026	2025
Net income (loss)	$(1,792)	$(2,407)
Add (deduct):
Income tax expense (benefit)	(76)	746
Depreciation and amortization	6,916	6,830
Interest expense, net	1,111	1,336
Stock option expense	908	642
Management fees	188	188
Loss (gain) on sale of property	(1)	85
Goodwill impairment	—	—
Transaction expense	832	215
Other operating and non-operating expense, net	272	1,697
Adjusted EBITDA	$8,358	$9,332

	Six months ended June 30,
	2026	2025
Net income (loss)	$(3,330)	$(4,076)
Add (deduct):
Income tax expense (benefit)	(633)	587
Depreciation and amortization	13,843	13,552
Interest expense, net	2,124	2,645
Stock option expense	1,627	1,183
Management fees	375	375
Loss (gain) on sale of property	(2)	71
Goodwill impairment	—	1,901
Transaction expense	1,234	947
Other operating and non-operating expense, net	647	2,900
Adjusted EBITDA	$15,885	$20,085

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2026	2025
Net income (loss)	$(1,792)	$(2,407)
Add (deduct):
Income tax expense (benefit)	(76)	746
Depreciation and amortization	6,916	6,830
Interest expense, net	1,111	1,336
Stock option expense	908	642
Management fees	188	188
Loss (gain) on sale of property	(1)	85
Goodwill impairment	—	—
Transaction expense	832	215
Other operating and non-operating expense, net	272	1,697
Capital expenditures	(4,229)	(7,551)
Adjusted Free Cash Flow	$4,129	$1,781

	Six months ended June 30,
	2026	2025
Net income (loss)	$(3,330)	$(4,076)
Add (deduct):
Income tax expense (benefit)	(633)	587
Depreciation and amortization	13,843	13,552
Interest expense, net	2,124	2,645
Stock option expense	1,627	1,183
Management fees	375	375
Loss (gain) on sale of property	(2)	71
Goodwill impairment	—	1,901
Transaction expense	1,234	947
Other operating and non-operating expense, net	647	2,900
Capital expenditures	(11,916)	(12,594)
Adjusted Free Cash Flow	$3,969	$7,491

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2026	2025
Net income (loss)	$(1,792)	$(2,407)
Add (deduct):
Transaction expense	832	215
Goodwill impairment	—	—
Restructuring charges	48	629
Software implementation	222	316
Income tax expense (benefit)	(76)	746
Adjusted Income Before Tax	$(766)	$(501)
Adjusted Income tax expense (benefit)	(192)	125
Adjusted Net Income (loss)	$(575)	$(626)
Adjusted Basic earnings (loss) per share	$(0.02)	$(0.02)
Adjusted Diluted earnings (loss) per share	$(0.02)	$(0.02)
Basic weighted-average common shares outstanding	35,276,155	35,573,749
Diluted weighted-average common shares outstanding	35,276,155	35,573,749

	Six months ended June 30,
	2026	2025
Net income (loss)	$(3,330)	$(4,076)
Transaction expense	1,234	947
Goodwill impairment	—	1,901
Restructuring charges	262	998
Software implementation	353	448
Income tax expense (benefit)	(633)	587
Adjusted Income Before Tax	$(2,114)	$805
Adjusted Income tax expense (benefit)	(529)	201
Adjusted Net Income (loss)	$(1,586)	$604
Adjusted Basic earnings (loss) per share	$(0.05)	$0.02
Adjusted Diluted earnings (loss) per share	$(0.05)	$0.02
Basic weighted-average common shares outstanding	35,202,327	35,583,139
Diluted weighted-average common shares outstanding	35,202,327	35,622,914

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(500)	$1,000
Add (deduct):
Interest expense, net	3,500	4,500
Income tax expense (benefit)	—	1,200
Depreciation and amortization	27,500	30,000
Management fees	700	800
Other expense	800	1,500
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	2,000
Adjusted EBITDA	$35,000	$45,000
Revenue	155,000	170,000
Adjusted EBITDA Margin	23%	26%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(500)	$1,000
Add (deduct):
Interest expense, net	3,500	4,500
Income tax expense (benefit)	—	1,200
Depreciation and amortization	27,500	30,000
Management fees	700	800
Other expense	800	1,500
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	2,000
Capital expenditures	(18,000)	(23,000)
Adjusted Free Cash Flow	$17,000	$22,000
Adjusted Free Cash Flow Margin	11%	13%